APOGEE REPORTS FY18 SECOND-QUARTER RESULTS

–	Revenues of $343.9 million were up 24%

–	EPS of $0.60; adjusted EPS of $0.75

–	Reaffirming FY18 outlook for 24-26% revenue growth;
EPS of $3.05 to $3.25, adjusted EPS of $3.40-$3.60

MINNEAPOLIS (September 19, 2017) - Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2018 second-quarter results. Apogee provides distinctive solutions for enclosing commercial buildings and framing and displays.

HIGHLIGHTS

–	Revenues of $343.9 million were up 24 percent, vs. prior-year period.

–	Operating income of $27.8 million was down 16 percent before adjustments, vs. prior-year period.

◦	Adjusted operating income of $34.1 million was up 3 percent, vs. prior-year period.

–	Operating margin was 8.1 percent, or 9.9 percent adjusted, vs. 11.9 percent in the prior-year period.

–	Net interest expense increased $1.6 million vs. the prior-year period, as debt was incurred for acquisitions.

–	Earnings per diluted share of $0.60 were down 22 percent, vs. the prior-year period.

◦	Adjusted EPS was $0.75, down 3 percent, vs. the prior-year period.

–	Completed acquisition of EFCO Corporation on June 12. It is reported in the architectural framing systems segment.

–	See Reconciliation of Non-GAAP Financial Measures at the end of this release.

COMMENTARY
“Our architectural framing systems segment, now our largest segment at more than 50 percent of revenues, is central to our strategy to deliver more stable future revenue streams and earnings,” said Joseph F. Puishys, Apogee chief executive officer. “During this cycle, architectural framing systems revenues have consistently grown and operating margins have been the strongest among our architectural segments. In the second quarter, this segment drove our revenue growth and more importantly, our existing framing systems businesses . . . excluding our two recent acquisitions . . . delivered double-digit top- and bottom-line growth in the quarter.

“We also had double-digit growth in architectural glass segment mid-size projects, an important step forward as we transform Apogee’s mix,” he said. “In addition, across Apogee we continue to diversify our revenues as we grow our retrofit business, introduce new products and further penetrate newer geographies in our existing businesses.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“Halfway through fiscal 2018, we’ve completed significant investments for future growth, including for acquisitions and for capabilities and productivity in existing businesses. We are well positioned for a stronger second half and fiscal 2019,” said Puishys. “Moving forward, our services segment will begin to execute its large backlog. We’ll also be making progress on our three-year goal of a double-digit operating margin at EFCO.

“We have internal visibility to continued end-market growth for the next two to three years, and we are confident Apogee is in a good position to capitalize on future opportunities,” he said. “External commercial construction market metrics remain positive, and our heavy bidding activity has driven backlog growth.”

SECOND-QUARTER SEGMENT AND OPERATING RESULTS VS. PRIOR-YEAR PERIOD

Architectural Framing Systems

–	Revenues of $189.0 million were up 105 percent; excluding the addition of Sotawall and EFCO, revenues were up 17 percent.

–	Operating income grew to $16.5 million, up 27 percent; adjusted operating income of $19.2 million was up 47 percent.

◦
Operating margin was 8.7 percent, or 10.1 percent adjusted, compared to 14.1 percent. Operating margins for existing businesses were up substantially, offset by a lower operating margin at EFCO, as expected, and a significant foreign exchange loss at the Canadian curtainwall business.

–
Segment backlog grew $240 million to $495.9 million from the fiscal 2018 first quarter backlog level, including $216 million from the acquisition of EFCO. This substantial backlog supports growth in the second half of fiscal 2018 and in fiscal 2019.

Architectural Glass

–	Revenues of $97.4 million were down 2 percent, as double-digit mid-size project growth was somewhat offset by the timing of larger projects.

–	Operating income was $10.3 million, up 7 percent.

◦	Operating margin was 10.5 percent, compared to 9.7 percent due to improved productivity and cost management, somewhat offset by mix and price.

Architectural Services

–	Revenues of $46.8 million were down 40 percent, compared to the strong prior-year period.

–	Operating income was $0.8 million, down 88 percent.

◦	Operating margin was 1.7 percent, compared to 8.0 percent, due to lower volume leverage on project management, engineering and manufacturing capacity.

–	Segment backlog grew $30 million to $323.0 million from the fiscal 2018 first-quarter backlog level.

◦	The longer-term outlook for this segment remains positive, with additions to backlog in the last three quarters anticipated to generate strong revenue growth in fiscal 2019.

Large-Scale Optical Technologies

–	Revenues of $20.3 million were down 5 percent on the timing of customer orders.

–	Operating income of $4.2 million was down 16 percent.

◦	Operating margin was 20.9 percent, compared to 23.7 percent, due to lower volume.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Financial Condition
Apogee’s capital allocation strategy supports future growth and margin improvement. Year-to-date capital expenditures, primarily for productivity and capabilities, were $26.8 million. Debt at the end of the second quarter was $257.8 million, and includes $192 million incurred for the acquisition of EFCO. Year-to-date net interest expense was $1.8 million, compared to net interest income of $0.2 million in the prior-year period.

FY18 OUTLOOK
“We are transforming Apogee for more stable performance throughout an economic cycle,” said Puishys. “The addition of Sotawall and EFCO accelerate this transformation and complement our strategies to grow revenues through new geographies, new products and new markets, and improve margins through operations excellence, productivity, project selection and cost management initiatives.

“We expect top- and bottom-line growth in fiscal 2018, with a strong second half. Looking ahead to fiscal 2019, we anticipate double-digit revenue growth and triple-digit basis-point operating margin improvement, based on bidding, our order pipeline and backlog already booked for the year,” he said. “Our outlook is supported by internal market visibility and positive external metrics, including forecasts for mid-single digit U.S. commercial construction market growth.”

Apogee is maintaining the full-year fiscal 2018 outlook provided on August 23. This outlook incorporates the June 12 acquisition of EFCO, as well as acquisition-related charges and amortization of short-lived intangibles associated with Sotawall and EFCO acquired backlogs.

–	Revenue growth of 24 to 26 percent.

–	Operating margin of 10.0 to 10.5 percent, with the addition of EFCO revenues at a mid-single digit operating margin.

◦	Adjusted operating margin of 11.0 to 11.5 percent.

–	Earnings of $3.05 to $3.25 per diluted share.

◦	Adjusted EPS of $3.40 to $3.60.

–	Adjusted earnings guidance excludes the after-tax impact of:

◦	Amortization of short-lived acquired intangibles associated with the acquired backlog of Sotawall and EFCO of $7.0 million ($0.24 per diluted share).

◦	Acquisition-related costs for EFCO of $3.1 million ($0.11 per diluted share).

–	Capital expenditures of approximately $60 million.

TELECONFERENCE AND SIMULTANEOUS WEBCAST
Apogee will host a teleconference and webcast at 8 a.m. Central Time today, September 19. To participate in the teleconference, call (866) 525-3151 toll free or (330) 863-3393 international, access code 82483017. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on investors, then investors home and then the webcast link under upcoming events. Slides, providing supplementary information related to the webcast, are available at the webcast link. The webcast also will be archived for replay on the company’s web site.

ABOUT APOGEE ENTERPRISES
Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in the design and development of value-added glass and metal products and services for enclosing commercial buildings, and value-added glass and

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

acrylic for picture framing and displays. The company is organized in four segments, with three of the segments serving the commercial construction market:

–
Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau, a manufacturer of custom aluminum window systems and curtainwall; Sotawall, a manufacturer of unitized curtainwall systems; EFCO, a manufacturer of aluminum window, curtainwall, storefront and entrance systems; Tubelite, a manufacturer of aluminum storefront, entrance and curtainwall products; Alumicor, a manufacturer of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

–	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.

–	Architectural Services segment consists of Harmon, one of the largest U.S. full-service building glass installation companies.

–	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for framing and display applications.

USE OF NON-GAAP FINANCIAL MEASURES
This news release and other financial communications may contain the following non-GAAP measures:

–
Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share or adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results when assessing performance to improve comparability of results from period to period. Examples of items excluded to arrive at these adjusted measures include the impact of acquisition-related costs and amortization of short-lived acquired intangibles associated with backlog.

–
Backlog represents the dollar amount of revenues Apogee expects to recognize in the near-term from firm contracts or orders. The company uses backlog as one of the metrics to evaluate near-term sales trends in its business.

–	Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of the financial strength of the company.

–
Days working capital is defined as average working capital (current assets less current liabilities) multiplied by the number of days in the period and then divided by net sales in the period. The company considers this a useful metric in monitoring its performance in managing working capital.

–
Constant currency revenue excludes the impact of fluctuations in foreign currency on Apogee’s international operations. The company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. Constant currency percentages are calculated by converting prior-period local currency results using the current period exchange rates and comparing these converted amounts to current period reported results.

Management uses these non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. These non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measure for comparison with other companies.

FORWARD-LOOKING STATEMENTS
The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to effectively utilize and increase production capacity; (E) product performance, reliability and quality issues; (F) project management and installation issues that could result in losses on individual contracts; (G) changes in consumer and customer preference, or architectural trends and building codes; (H) dependence on a relatively small number of customers in certain business segments; (I) revenue and operating results that could differ from market expectations; (J) self-insurance risk related to a material product liability or other event for which the company is liable; (K) dependence on information technology systems and information security threats; (L) cost of compliance with and changes in environmental regulations; (M) interruptions in glass supply; (N) loss of key personnel and inability to source sufficient labor; and (O) integration of recent acquisitions. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2017.

Contact:    Mary Ann Jackson
Investor Relations
(952) 487-7538
mjackson@apog.com

(Tables follow)

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)
	Thirteen	Thirteen		Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
In thousands, except per share amounts	September 2, 2017	August 27, 2016	Change	September 2, 2017	August 27, 2016	Change
Net sales	$343,907	$278,455	24%	$616,214	$526,335	17%
Cost of sales	257,906	205,924	25%	459,919	389,377	18%
Gross profit	86,001	72,531	19%	156,295	136,958	14%
Selling, general and administrative expenses	58,227	39,483	47%	104,415	77,661	34%
Operating income	27,774	33,048	(16)%	51,880	59,297	(13)%
Interest income	117	252	(54)%	284	528	(46)%
Interest expense	1,650	188	778%	2,095	345	507%
Other income, net	77	254	(70)%	256	509	(50)%
Earnings before income taxes	26,318	33,366	(21)%	50,325	59,989	(16)%
Income tax expense	8,909	10,969	(19)%	16,813	19,870	(15)%
Net earnings	$17,409	$22,397	(22)%	$33,512	$40,119	(16)%

Earnings per share - basic	$0.60	$0.78	(23)%	$1.16	$1.39	(17)%
Average common shares outstanding	28,850	28,891	—%	28,850	28,797	—%
Earnings per share - diluted	$0.60	$0.77	(22)%	$1.16	$1.39	(17)%
Average common and common equivalent shares outstanding	28,908	28,960	—%	28,885	28,927	—%
Cash dividends per common share	$0.1400	$0.1250	12%	$0.2800	$0.2500	12%

Business Segment Information
(Unaudited)
	Thirteen	Thirteen		Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
In thousands	September 2, 2017	August 27, 2016	Change	September 2, 2017	August 27, 2016	Change
Sales
Architectural Framing Systems	$189,023	$92,229	105%	$299,515	$173,362	73%
Architectural Glass	97,351	99,205	(2)%	195,086	192,565	1%
Architectural Services	46,829	77,734	(40)%	96,979	140,554	(31)%
Large-Scale Optical	20,291	21,270	(5)%	38,894	41,298	(6)%
Eliminations	(9,587)	(11,983)	(20)%	(14,260)	(21,444)	(34)%
Total	$343,907	$278,455	24%	$616,214	$526,335	17%
Operating income (loss)
Architectural Framing Systems	$16,542	$13,001	27%	$28,506	$23,232	23%
Architectural Glass	10,258	9,616	7%	19,581	19,147	2%
Architectural Services	774	6,236	(88)%	1,555	9,418	(83)%
Large-Scale Optical	4,248	5,051	(16)%	8,298	9,703	(14)%
Corporate and other	(4,048)	(856)	373%	(6,060)	(2,203)	175%
Total	$27,774	$33,048	(16)%	$51,880	$59,297	(13)%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
In thousands	September 2, 2017	March 4, 2017
Assets
Current assets	$368,746	$297,461
Net property, plant and equipment	299,974	246,748
Other assets	370,656	240,449
Total assets	$1,039,376	$784,658
Liabilities and shareholders' equity
Current liabilities	$197,808	$186,058
Long-term debt	257,806	65,400
Other liabilities	82,388	62,623
Shareholders' equity	501,374	470,577
Total liabilities and shareholders' equity	$1,039,376	$784,658

Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
In thousands	September 2, 2017	August 27, 2016
Net earnings	$33,512	$40,119
Depreciation and amortization	25,062	15,955
Share-based compensation	3,063	2,935
Proceeds from new markets tax credit transaction, net of deferred costs	—	5,109
Other, net	(1,956)	(2,927)
Changes in operating assets and liabilities	(18,872)	(17,649)
Net cash provided by operating activities	40,809	43,542
Capital expenditures	(26,825)	(31,474)
Acquisition of businesses and intangibles	(184,826)	—
Change in restricted cash	7,834	(16,949)
Other, net	(2)	(882)
Net cash used in investing activities	(203,819)	(49,305)
Borrowings on line of credit, net	191,902	—
Shares withheld for taxes, net of stock issued to employees	(1,612)	—
Repurchase and retirement of common stock	(10,833)	—
Dividends paid	(7,994)	(7,133)
Other, net	57	(972)
Net cash provided by (used in) financing activities	171,520	(8,105)
Increase (decrease) in cash and cash equivalents	8,510	(13,868)
Effect of exchange rates on cash	1,555	374
Cash and cash equivalents at beginning of year	19,463	60,470
Cash and cash equivalents at end of period	$29,528	$46,976

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Reconciliation of Non-GAAP Financial Measures

Adjusted Net Earnings and Adjusted Earnings per Diluted Common Share
(Unaudited)
	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
In thousands	September 2, 2017	August 27, 2016	% Change
Net earnings	$17,409	$22,397	(22.3)%
Amortization of short-lived acquired intangibles	2,630	—	N/M
Acquisition-related costs	3,737	—	N/M
Income tax impact on above adjustments (1)	(2,158)	—	N/M
Adjusted net earnings	$21,618	$22,397	(3.5)%

	Thirteen	Thirteen
	Weeks Ended	Weeks Ended
	September 2, 2017	August 27, 2016	% Change
Earnings per diluted common share	$0.60	$0.77	(22.1)%
Amortization of short-lived acquired intangibles	0.09	—	N/M
Acquisition-related costs	0.13	—	N/M
Income tax impact on above adjustments (1)	(0.07)	—	N/M
Adjusted earnings per diluted common share	$0.75	$0.77	(2.6)%
(1) Income tax impact on adjustments was calculated using the estimated quarterly effective income tax rate of 33.9%.

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
In thousands	September 2, 2017	August 27, 2016	% Change
Net earnings	$33,512	$40,119	(16.5)%
Amortization of short-lived acquired intangibles	4,684	—	N/M
Acquisition-related costs	4,417	—	N/M
Income tax impact on above adjustments (1)	(3,040)	—	N/M
Adjusted net earnings	$39,573	$40,119	(1.4)%

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
	September 2, 2017	August 27, 2016	% Change
Earnings per diluted common share	$1.16	$1.39	(16.5)%
Amortization of short-lived acquired intangibles	0.16	—	N/M
Acquisition-related costs	0.15	—	N/M
Income tax impact on above adjustments (1)	(0.11)	—	N/M
Adjusted earnings per diluted common share	$1.37	$1.39	(1.4)%
(1) Income tax impact on adjustments was calculated using the estimated annual effective income tax rate of 33.4%.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Adjusted Operating Income and Adjusted Operating Margin
(Unaudited)
	Thirteen Weeks Ended September 2, 2017
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin
Operating income (loss)	$16,542	8.7%	$(4,048)	$27,774	8.1%
Amortization of short-lived acquired intangibles	2,630	1.4%	—	2,630	0.8%
Acquisition-related costs	—	—%	3,737	3,737	1.1%
Adjusted operating income (loss)	$19,172	10.1%	$(311)	$34,141	9.9%

	Thirteen Weeks Ended August 27, 2016
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin
Operating income (loss) (1)	$13,001	14.1%	$(856)	$33,048	11.9%

	Twenty-Six Weeks Ended September 2, 2017
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin
Operating income (loss)	$28,506	9.5%	$(6,060)	$51,880	8.4%
Amortization of short-lived acquired intangibles	4,684	1.6%	—	4,684	0.8%
Acquisition-related costs	—	—%	4,417	4,417	0.7%
Adjusted operating income (loss)	$33,190	11.1%	$(1,643)	$60,981	9.9%

	Twenty-Six Weeks Ended August 27, 2016
	Framing Systems Segment		Corporate	Consolidated
In thousands	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin
Operating income (loss) (1)	$23,232	13.4%	$(2,203)	$59,297	11.3%

(1) Expenses related to amortization of short-lived acquired intangibles and acquisition-related costs are not applicable to the prior year periods, and therefore no adjustments have been made.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com